                    WANG LABORATORIES, INC. AND SUBSIDIARIES

        EXHIBIT 12.1 - CALCULATION OF RATIO OF EARNINGS TO FIXED CHARGES
                      (Dollars in millions except ratios)



                                           Nine months         Year          Year        Nine months
                                         ended March 31,  ended June 30, ended June 30, ended June 30,
                                              1997            1996           1995            1994
                                         ---------------  -------------- -------------- --------------
FIXED CHARGES
   Interest expense                          $  8.8          $  5.1         $  3.7          $   3.5
   Portion of rent expense
      representative of interest                7.5             9.4            5.9              5.6
                                             ------          ------         ------          -------
                                               16.3            14.5            9.6              9.1

   Preferred dividend requirement              17.7            37.7           14.5              8.7
                                             ------          ------         ------          -------
Combined fixed charges and
     preferred dividend                      $ 34.0          $ 52.2         $ 24.1          $  17.8
                                             ======          ======         ======          =======


EARNINGS
   Income (loss) from continuing
     operations before income
     taxes, discontinued operations,
     fresh-start reporting adjustment
     and extraordinary item                  $(37.2)(1)      $ 96.2         $ 13.7(2)          20.4

   Fixed charges per above                     16.3            14.5            9.6              9.1
                                             ------          ------         ------          -------
                                             $(20.9)         $110.7         $ 23.3          $  29.5
                                             ======          ======         ======          =======

Ratio of earnings to combined
   fixed charges and preferred dividends         --             2.1            1.0              1.7
                                             ======          ======         ======          =======

Coverage deficiency                          $(20.9)         $   --         $   --               --
                                             ======          ======         ======          =======


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



                                                                        Predecessor Company
                                                      ---------------------------------------------------------
                                                         Three months               For the year ended June 30,
                                                      ended September 30,           ---------------------------
                                                              1993                         1993       1992
                                                      -------------------          ----------------------------
FIXED CHARGES
   Interest expense                                        $    1.2                      $  15.0    $  44.6
   Portion of rent expense
      representative of interest                                2.7                          9.7       19.1
                                                           --------                      -------    -------
                                                                3.9                         24.7       63.7

   Preferred dividend requirement                                --                           --         --
                                                           --------                      -------    -------
Combined fixed charges and
     preferred dividend                                    $    3.9                      $  24.7    $  63.7
                                                           ========                      =======    =======



EARNINGS
   Income (loss) from continuing
     operations before income
     taxes, discontinued operations,
     fresh-start reporting adjustment
     and extraordinary item                                   (22.6)                     $(197.2)   $(346.5)

   Fixed charges per above                                      3.9                         24.7       63.7
                                                           --------                      -------    -------
                                                           $  (18.7)                     $(172.5)   $(282.8)
                                                           ========                      =======    =======

Ratio of earnings to combined
   fixed charges and preferred dividends                         --                           --         --
                                                           ========                      =======    =======

Coverage deficiency                                        $  (18.7)                     $(172.5)   $(282.8)
                                                           ========                      =======    =======




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(1)  Includes $36.0 million of integration-related costs and other charges.
(2)  Includes $55.6 million of integration-related costs and other charges.